Exhibit 99.3

News Release

FOR IMMEDIATE RELEASE

DUKE REALTY ANNOUNCES RATINGS UPGRADE TO BBB FROM

STANDARD & POOR’S RATINGS SERVICES

(INDIANAPOLIS, Ind. – February 3, 2014) Duke Realty Corporation (NYSE: DRE), a leading nationwide REIT (Real Estate Investment Trust) specializing in the ownership, management and development of bulk industrial facilities, medical office properties and suburban office buildings announced today that Standard & Poor’s (“S&P”) Rating Services has raised the company’s corporate credit and senior unsecured debt ratings to BBB, from BBB-, with a stable outlook. S&P cited the company’s commitment to steadily deleveraging the balance sheet, conservatively funding investment activity and managing development, and favorable fundamentals. S&P also noted that Duke Realty’s portfolio repositioning to more desirable big-box industrial and stable medical offices should support longer-term cash flow stability and lower annual capital expenditures required for leasing and maintenance costs. The upgrade further reflects expectations that the company will continue to strengthen credit metrics over the next 12 to 24 months.

“We are pleased that S&P has recognized the improvement in our operating fundamentals, portfolio quality and overall financial strength. During a period of significant portfolio transformation, we demonstrated a commitment to improving our coverage levels, reducing our leverage and enhancing our liquidity. Coupled with our existing Baa2 credit rating from Moody’s Investor Service, the upgrade by S&P now places the company at a solid mid-BBB credit profile to help support long-term growth,” said Mark Denien, Chief Financial Officer of Duke Realty.

About Duke Realty

Duke Realty Corporation owns, maintains an interest in or has under development approximately 152.6 million rentable square feet of industrial and office assets, including medical office, in 22 major U.S. metropolitan areas. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is listed on the S&P MidCap 400 Index. More information about Duke Realty is available at www.dukerealty.com.

Duke Realty Upgraded to BBB by Standard & Poor’s

February 3, 2014

Cautionary Notice Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company’s future financial position or results, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company’s ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments, (viii) valuation of marketable securities and other investments; (ix) valuation of real estate; (x) increases in operating costs; (xi) changes in the dividend policy for the company’s common stock; (xii) the reduction in the company’s income in the event of multiple lease terminations by tenants; (xiii) impairment charges, (xiv) the effects of geopolitical instability and risks such as terrorist attacks; (xv) the effects of weather and natural disasters such as floods, droughts, wind, tornados and hurricanes; and (xvi) the effect of any damage to our reputation resulting from developments relating to any of items (i) – (ix). Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s filings with the Securities and Exchange Commission. The company refers you to the section entitled “Risk Factors” contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2012. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Investor Contact:

Ron Hubbard

VP, Investor Relations

317.808.6060

Media Contact:

Helen McCarthy

Manager, Communications and Public Relations

317.708.8010